Exhibit 99.1

Xponential Fitness, Inc. Announces Third Quarter 2024 Financial Results

•	System-wide sales[1] of $431.2 million in Q3 2024 increased 21% year-over-year

•	Quarterly AUV (run rate)[2] of $631,000 in Q3 2024 grew 8% year-over-year, while total members of 827,000 were up 16%

•	Sold 84 franchise licenses and opened 125 gross new studios in Q3 2024

IRVINE, Calif.—(BUSINESS WIRE)— Xponential Fitness, Inc. (NYSE: XPOF) (“Xponential” or the “Company”), one of the leading global franchisors of boutique health and wellness brands, today reported financial results for the third quarter ended September 30, 2024. All financial data included in this release refer to global numbers, unless otherwise noted. All KPI information is presented on an adjusted basis to include full historical data for all brands in the current brand portfolio, regardless of when they were acquired, and to exclude all information for all brands not currently owned. Definitions for the non-GAAP measures and a reconciliation to the corresponding GAAP measures are included in the tables that accompany this release.

Financial Highlights: Q3 2024 Compared to Q3 2023

•	Reported revenue of $80.5 million, consistent with the prior year period.

•	Increased North America system-wide sales by 21% to $431.2 million.

•	Reported North America same store sales[3] growth of 5%, compared to growth of 15%.

•	Reported North America quarterly run-rate average unit volume (AUV) of $631,000, compared to $585,000.

•

Posted net loss of $18.0 million, or a loss of $0.29 per basic share, on a share count of 32.2 million shares of Class A Common Stock, compared to a net loss of $5.2 million, or earnings per basic share of $0.91, on a share count of 32.3 million shares of Class A Common Stock.

•	Posted adjusted net loss of $0.2 million, or a loss of $0.04 per basic share, compared to adjusted net income of $6.0 million, or earnings per basic share of $0.09.

•	Reported Adjusted EBITDA[4] of $31.0 million, compared to $26.5 million.

“Following my first 100 days, I’m looking forward to sharing my vision for the Company with all of you this afternoon,” said Mark King, CEO of Xponential Fitness, Inc. “My focus is on fostering a culture at Xponential that is conducive to long-term success. We need to transform into a marketing and operations-driven organization that places franchisee success at the center.”

Results for the Third Quarter Ended September 30, 2024

For the third quarter of 2024, total revenue increased $0.1 million to $80.5 million, up slightly from $80.4 million in the prior year period, as increases in franchise and equipment revenues were largely offset by a $9.8 million decline in other service revenue, primarily attributable to our strategic shift away from company-owned transition studios.

Net loss totaled $18.0 million, or a loss of $0.29 per basic share, compared to a net loss of $5.2 million, or earnings per basic share of $0.91, in the prior year period. The higher net loss was the result of $6.0 million of higher overall profitability and a $0.2 million decrease in impairment of goodwill and other assets, offset by an $8.9 million increase in litigation expenses, a $5.6 million increase in acquisition and transaction expense, which includes non-cash contingent consideration primarily related to the Rumble acquisition, a $2.6 million increase in restructuring and related charges from our company-owned transition studios, a $1.4 million increase in non-cash equity-based compensation expense, and a $0.4 million increase in loss on brand divestitures and wind down. Please see the table at the end of this press release for a calculation of the loss per share for the quarter ended September 30, 2024.

Adjusted net loss for the third quarter of 2024, which excludes $3.7 million in acquisition and transaction expenses, $0.1 million expense related to the remeasurement of the Company’s tax receivable agreement, $4.5 million related to the impairment of goodwill and other assets, $0.4 million loss on brand divestitures and wind down, and $9.2 million of restructuring and related charges, was $0.2 million, or an adjusted net loss of $0.04 per basic share, on a share count of 32.2 million shares of Class A Common Stock.

Adjusted EBITDA, which is defined as net income (loss) before interest, taxes, depreciation and amortization, adjusted for equity-based compensation and related employer payroll taxes, acquisition and transaction expenses, litigation expenses (outside of the ordinary course of business), financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other assets, loss on brand divestitures and wind down, executive transition costs, non-recurring rebranding expenses, and restructuring and related charges, was $31.0 million for the quarter, up 17% from $26.5 million in the prior year period.

Liquidity and Capital Resources

As of September 30, 2024, the Company had approximately $37.8 million of cash, cash equivalents and restricted cash and $353.8 million in total long-term debt. Net cash provided by operating activities was $10.9 million for the nine months ended September 30, 2024.

2024 Outlook

Based on current business conditions, and our expectations as of the date of this release, we are reiterating 2024 guidance for system-wide sales, total revenue and adjusted EBITDA, and we are lowering guidance for global new studio openings as follows:

•	Gross new studio openings in the range of 490 to 510, or a decrease of 10% at the midpoint compared to full year 2023 gross new openings; this compares to previous guidance of 500 to 520;

•	North America system-wide sales in the range of $1.705 billion to $1.715 billion, or an increase of 22% at the midpoint compared to full year 2023; unchanged from previous guidance;

•	Revenue in the range of $310.0 million to $320.0 million, or a decrease of 1% at the midpoint compared to full year 2023; unchanged from previous guidance;

•	Adjusted EBITDA in the range of $120.0 million to $124.0 million, or an increase of 16% at the midpoint compared to full year 2023; unchanged from previous guidance.

Additional key assumptions for full year 2024 include:

•	Tax rate in the mid-to-high single digits;

•

Share count of 31.8 million shares of Class A Common Stock for the GAAP EPS and Adjusted EPS calculations. A full explanation of the Company’s share count calculation and associated EPS and Adjusted EPS calculations can be found in the tables at the end of this press release; and

•	$1.9 million in quarterly dividends paid related to the Company’s Convertible Preferred Stock, or $2.2 million if paid-in-kind.

We are not able to provide a quantitative reconciliation of the estimated full year Adjusted EBITDA for fiscal year ending December 31, 2024 without unreasonable efforts to the most directly comparable GAAP financial measure due to the high variability, complexity and low visibility with respect to certain items such as taxes, TRA remeasurements, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Third Quarter 2024 Conference Call

The Company will host a conference call today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time to discuss its third quarter 2024 financial results. Participants may join the conference call by dialing 1-877-407-9716 (United States) or 1-201-493-6779 (International).

A live webcast of the conference call will also be available on the Company’s Investor Relations site at https://investor.xponential.com/. For those unable to participate in the conference call, a telephonic replay of the call will be available shortly after the completion of the call, until 11:59 p.m. ET on Thursday, November 21, 2024, by dialing 1-844-512-2921 (United States) or 1-412-317-6671 (International) and entering the replay pin number: 13748575.

About Xponential Fitness, Inc.

Xponential Fitness, Inc. (NYSE: XPOF) is one of the leading global franchisors of boutique health and wellness brands. Through its mission to make health and wellness accessible to everyone, the Company operates a diversified platform of nine brands spanning across verticals including Pilates, indoor cycling, barre, stretching, dancing, boxing, strength training, metabolic health, and yoga. In partnership with its franchisees, Xponential offers energetic, accessible, and personalized workout experiences led by highly qualified instructors in studio locations throughout the U.S. and internationally, with franchise, master franchise and international expansion agreements in 49 U.S. states and 27 additional countries. Xponential’s portfolio of brands includes Club Pilates, the largest Pilates brand in the United States; CycleBar, the largest indoor cycling brand in the United States; StretchLab, the largest assisted stretching brand in the United States offering one-on-one and group stretching services; AKT, a dance-based cardio workout combining toning, interval and circuit training; YogaSix, the largest yoga brand in the United States; Pure Barre, a total body workout that uses the ballet barre to perform small isometric movements, and the largest Barre brand in the United States; Rumble, a boxing-inspired full body workout; BFT, a functional training and strength-based program; and Lindora, a leading provider of medically guided wellness and metabolic health solutions. For more information, please visit the Company’s website at xponential.com.

Non-GAAP Financial Measures

In addition to our results determined in accordance with GAAP, we believe non-GAAP financial measures are useful in evaluating our operating performance. We use certain non-GAAP financial information, such as EBITDA, Adjusted EBITDA, adjusted net income (loss), and adjusted net earnings (loss) per share, which exclude certain non-operating or non-recurring items, including but not limited to, equity-based compensation expenses and related employer payroll taxes, acquisition and transaction expenses (income), litigation expenses, financial transaction fees and related expenses, tax receivable agreement remeasurement, impairment of goodwill and other assets, loss on brand divestitures and wind down (excluding impairments), executive transition costs, non-recurring rebranding expenses, and charges incurred in connection with our restructuring plan that we believe are not representative of our core business or future operating performance, to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that non-GAAP financial information, when taken collectively with comparable GAAP financial measures, is helpful to investors because it provides consistency and comparability with past financial performance and provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. We seek to compensate such limitations by providing a detailed reconciliation for the non-GAAP financial measures to the most directly comparable financial measures stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business. For a reconciliation of non-GAAP to GAAP measures discussed in this release, please see the tables at the end of this press release.

Forward-Looking Statements

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management’s judgment, beliefs, current trends, and anticipated financial performance. These forward-looking statements include, without limitation, statements relating to expected growth of our business; projected number of new studio openings; profitability; the expected impact of our movement away from company-owned transition studios; anticipated industry trends; projected financial and performance information such as system-wide sales; and other statements under the section “2024 Outlook”; our competitive position in the boutique fitness and broader health and wellness industry; and ability to execute our business strategies and our strategic growth drivers. Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. These factors include, but are not limited to, our relationships with master franchisees, franchisees and international partners; difficulties and challenges in opening studios by franchisees; the ability of franchisees to generate sufficient revenues; risks relating to expansion into international markets; loss of reputation and brand awareness; general economic conditions and industry trends; and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the full year ended December 31, 2023, filed by Xponential with the SEC, and other periodic reports filed with the SEC. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today’s date, unless otherwise stated, and Xponential undertakes no duty to update such information, except as required under applicable law.

Xponential Fitness, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except per share amounts)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash, cash equivalents and restricted cash	$37,774	$37,094
Accounts receivable, net	29,552	32,751
Inventories	10,608	14,724
Prepaid expenses and other current assets	8,341	5,856
Deferred costs, current portion	9,022	6,620
Notes receivable from franchisees, net	279	203

Total current assets	95,576	97,248
Property and equipment, net	18,840	19,502
Right-of-use assets	34,160	71,413
Goodwill	163,036	171,601
Intangible assets, net	117,753	120,149
Deferred costs, net of current portion	41,616	46,541
Notes receivable from franchisees, net of current portion	103	802
Other assets	1,093	1,442

Total assets	$472,177	$528,698

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$21,297	$19,119
Accrued expenses	21,467	14,088
Deferred revenue, current portion	28,560	34,674
Current portion of long-term debt	5,397	4,760
Other current liabilities	17,423	19,666

Total current liabilities	94,144	92,307

Deferred revenue, net of current portion	108,799	117,305
Contingent consideration from acquisitions	15,494	8,666
Long-term debt, net of current portion, discount and issuance costs	342,038	319,261
Lease liability	33,501	70,141
Other liabilities	1,537	9,152

Total liabilities	595,513	616,832
Commitments and contingencies
Redeemable convertible preferred stock, $0.0001 par value, 400 shares authorized, 115 shares issued and outstanding as of September 30, 2024 and December 31, 2023	116,810	114,660
Stockholders’ equity (deficit):
Undesignated preferred stock, $0.0001 par value, 4,600 shares authorized, none issued and outstanding as of September 30, 2024 and December 31, 2023	—	—
Class A common stock, $0.0001 par value, 500,000 shares authorized, 32,191 and 30,897 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	3	3
Class B common stock, $0.0001 par value, 500,000 shares authorized, 16,091 and 16,566 shares issued, and 16,016 and 16,491 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	2	2
Additional paid-in capital	516,582	521,998
Receivable from shareholder	(16,508)	(15,426)
Accumulated deficit	(654,095)	(630,127)
Treasury stock, at cost, 75 shares outstanding as of September 30, 2024 and December 31, 2023	(1,697)	(1,697)

Total stockholders’ deficit attributable to Xponential Fitness, Inc.	(155,713)	(125,247)
Noncontrolling interests	(84,433)	(77,547)

Total stockholders’ deficit	(240,146)	(202,794)

Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$472,177	$528,698

Xponential Fitness, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue, net:
Franchise revenue	$44,458	$36,425	$129,232	$104,524
Equipment revenue	14,681	12,564	41,506	40,086
Merchandise revenue	6,538	8,456	20,593	24,021
Franchise marketing fund revenue	8,565	6,948	24,777	19,776
Other service revenue	6,249	16,042	20,421	40,058

Total revenue, net	80,491	80,435	236,529	228,465
Operating costs and expenses:
Costs of product revenue	17,071	12,709	44,328	40,967
Costs of franchise and service revenue	4,867	3,559	15,822	11,305
Selling, general and administrative expenses	46,164	43,908	120,308	116,003
Impairment of goodwill and other assets	4,502	4,671	16,591	11,909
Depreciation and amortization	4,226	4,216	13,179	12,701
Marketing fund expense	6,423	5,817	20,785	16,289
Acquisition and transaction expenses (income)	3,664	(1,923)	6,962	(17,433)

Total operating costs and expenses	86,917	72,957	237,975	191,741

Operating income (loss)	(6,426)	7,478	(1,446)	36,724
Other expense (income):
Interest income	(481)	(24)	(1,231)	(1,189)
Interest expense	11,843	10,638	34,644	27,242
Other expense	51	1,845	913	3,097

Total other expense	11,413	12,459	34,326	29,150

Income (loss) before income taxes	(17,839)	(4,981)	(35,772)	7,574
Income taxes	131	202	216	212

Net income (loss)	(17,970)	(5,183)	(35,988)	7,362
Less: net income (loss) attributable to noncontrolling interests	(5,971)	(1,801)	(12,020)	2,348

Net income (loss) attributable to Xponential Fitness, Inc.	$(11,999)	$(3,382)	$(23,968)	$5,014

Net income (loss) per share of Class A common stock:
Basic	$(0.29)	$0.91	$(0.88)	$1.08
Diluted	$(0.29)	$(0.50)	$(0.88)	$(0.17)
Weighted average shares of Class A common stock outstanding:
Basic	32,177	32,260	31,704	32,025
Diluted	32,177	40,223	31,704	39,988

Xponential Fitness, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(35,988)	$7,362
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	13,179	12,701
Amortization and write off of debt issuance costs	179	416
Amortization and write off of discount on long-term debt	3,129	2,032
Change in contingent consideration from acquisitions	6,435	(17,528)
Non-cash lease expense	5,415	9,637
Bad debt expense	2,270	850
Equity-based compensation	13,121	15,647
Non-cash interest	(986)	(857)
Loss (gain) on disposal of assets	(8,307)	(770)
Impairment of goodwill and other assets	16,591	11,909
Changes in assets and liabilities, net of effect of acquisition:
Accounts receivable	1,152	(2,535)
Inventories	4,116	(5,376)
Prepaid expenses and other current assets	(2,485)	(7,237)
Operating lease liabilities	(2,002)	(4,027)
Deferred costs	2,522	(4,743)
Notes receivable, net	3	1
Accounts payable	1,952	7,302
Accrued expenses	6,688	1,656
Other current liabilities	5,816	4,953
Deferred revenue	(14,620)	7,536
Other assets	348	(458)
Other liabilities	(7,613)	(277)

Net cash provided by operating activities	10,915	38,194
Cash flows from investing activities:
Purchases of property and equipment	(4,815)	(6,156)
Proceeds from sale of assets	346	60
Purchase of studios	—	(164)
Purchase of intangible assets	(1,435)	(2,420)
Notes receivable issued	—	(581)
Notes receivable payments received	470	666
Acquisition of business	(8,500)	—

Net cash used in investing activities	(13,934)	(8,595)
Cash flows from financing activities:
Borrowings from long-term debt	62,951	189,150
Payments on long-term debt	(42,527)	(3,014)
Debt issuance costs	(318)	(411)
Payment of preferred stock dividend	(3,768)	(5,677)
Payment of promissory note liability	(3,467)	—
Payment of contingent consideration	—	(1,412)
Payments for taxes related to net share settlement of restricted share units	—	(8,111)
Proceeds from issuance of common stock in connection with stock-based compensation plans	74	—
Payment for tax receivable agreement	(2,267)	(1,163)
Payments for redemption of preferred stock	—	(130,766)
Payments for distributions to Pre-IPO LLC Members	(6,979)	(7,485)
Repurchase of Class A common stock	—	(50,378)
Payment received from shareholder	—	8,062
Loan to shareholder	—	(4,400)
Proceeds from disgorgement of stockholders short-swing profits	—	516

Net cash provided by (used in) financing activities	3,699	(15,089)

Increase in cash, cash equivalents and restricted cash	680	14,510
Cash, cash equivalents and restricted cash, beginning of period	37,094	37,370

Cash, cash equivalents and restricted cash, end of period	$37,774	$51,880

Xponential Fitness, Inc.

Net Income (Loss) to GAAP EPS

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Numerator:
Net income (loss)	$(17,970)	$(5,183)	$(35,988)	$7,362
Less: net (income) loss attributable to noncontrolling interests	4,577	(14,976)	14,123	(14,127)
Less: dividends on preferred shares	(1,898)	(1,863)	(5,911)	(5,789)
Less: deemed contribution	6,094	51,435	—	34,326
Add: deemed contribution from redemption of convertible preferred stock	—	—	—	12,679

Net income (loss) attributable to XPO Inc. - basic	(9,197)	29,413	(27,776)	34,451
Add: dividends on preferred shares	—	1,863	—	5,789
Less: deemed contribution	—	(51,435)	—	(34,326)
Less: Deemed contribution from redemption of convertible preferred stock	—	—	—	(12,679)

Net loss attributable to XPO Inc. - diluted	$(9,197)	$(20,159)	$(27,776)	$(6,765)

Denominator:
Weighted average shares of Class A common stock outstanding - basic	32,177	32,260	31,704	32,025
Effect of dilutive securities:
Convertible preferred stock	—	7,963	—	7,963

Weighted average shares of Class A common stock outstanding - diluted	32,177	40,223	31,704	39,988

Net earnings (loss) per share attributable to Class A common stock - basic	$(0.29)	$0.91	$(0.88)	$1.08
Net loss per share attributable to Class A common stock - diluted	$(0.29)	$(0.50)	$(0.88)	$(0.17)
Anti-dilutive shares excluded from diluted loss per share of Class A common stock:
Restricted stock units	2,077	1,267	2,077	1,267
Conversion of Class B common stock to Class A common stock	16,016	16,492	16,016	16,492
Convertible preferred stock	8,112	—	8,112	—
Accelerated Purchase Program - final settlement	—	589	—	589
Treasury share options	75	75	75	75
Rumble contingent shares	2,024	2,024	2,024	2,024
Profits interests, time vesting	—	1	—	1

Xponential Fitness, Inc.

Reconciliations of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(in thousands)
Net income (loss)	$(17,970)	$(5,183)	$(35,988)	$7,362
Interest expense, net	11,362	10,614	33,413	26,053
Income taxes	131	202	216	212
Depreciation and amortization	4,226	4,216	13,179	12,701

EBITDA	(2,251)	9,849	10,820	46,328
Equity-based compensation	4,983	3,536	13,121	15,647
Employer payroll taxes related to equity-based compensation	(7)	94	415	659
Acquisition and transaction expenses (income)	3,664	(1,923)	6,962	(17,433)
Litigation expenses	10,435	1,511	14,521	5,855
Financial transaction fees and related expenses	—	327	620	1,971
TRA remeasurement	51	1,845	913	3,097
Impairment of goodwill and other assets	4,502	4,671	16,591	11,909
Loss on brand divestitures and wind down (excluding impairments)	408	—	1,609	—
Executive transition costs	—	—	690	—
Non-recurring rebranding expenses	—	—	331	—
Restructuring and related charges (excluding impairments)	9,194	6,611	19,583	6,611

Adjusted EBITDA	$30,979	$26,521	$86,176	$74,644

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(17,970)	$(5,183)	$(35,988)	$7,362
Acquisition and transaction expenses (income)	3,664	(1,923)	6,962	(17,433)
TRA remeasurement	51	1,845	913	3,097
Impairment of goodwill and other assets	4,502	4,671	16,591	11,909
Loss on brand divestitures and wind down (excluding impairments)	408	—	1,609	—
Restructuring and related charges (excluding impairments)	9,194	6,611	19,583	6,611

Adjusted net income	$(151)	$6,021	$9,670	$11,546

Adjusted net income attributable to noncontrolling interest	(50)	2,038	3,343	3,940
Adjusted net income attributable to Xponential Fitness, Inc.	(101)	3,983	6,327	7,606
Dividends on preferred shares	(1,267)	(1,233)	(3,908)	(3,759)

Adjusted Earnings (loss) per share - basic numerator	$(1,368)	$2,750	$2,419	$3,847

Add: Adjusted net income (loss) attributable to noncontrolling interest	—	2,038	3,343	3,940
Add: Dividends on preferred shares	—	1,233	3,908	3,759

Adjusted Earnings (loss) per share - diluted numerator	$(1,368)	$6,021	$9,670	$11,546

Adjusted net earnings (loss) per share - basic	$(0.04)	$0.09	$0.08	$0.12
Weighted average shares of Class A common stock outstanding - basic	32,177	32,260	31,704	32,025
Adjusted net earnings (loss) per share - diluted	$(0.04)	$0.11	$0.17	$0.20
Effect of dilutive securities:
Restricted stock units	—	85	—	421
Convertible preferred stock	—	7,963	8,112	7,963
Conversion of Class B common stock to Class A common stock	—	16,503	16,242	17,206

Weighted average shares of Class A common stock outstanding - diluted	32,177	56,811	56,058	57,615
Shares excluded from dilutive earnings per share of Class A common stock
Restricted stock units	2,077	—	2,077	—
Convertible preferred stock	8,112	—	—	—
Conversion of Class B common stock to Class A common stock	16,016	—	—	—
Treasury share options	75	—	75	—
Rumble contingent shares	2,024	2,024	2,024	2,024
Profits interests, time vesting	—	1	—	1

Note: The above adjusted net income (loss) per share is computed by dividing the adjusted net income (loss) attributable to holders of Class A common stock by the weighted average shares of Class A common stock outstanding during the period. Total share count does not include potential future shares vested upon achieving certain earn-out thresholds. Net income, however, continues to take into account the non-cash contingent liability primarily attributable to Rumble.

Footnotes

[1]

System-wide sales represent gross sales by all North America studios. System-wide sales include sales by franchisees that are not revenue realized by us in accordance with GAAP. While we do not record sales by franchisees as revenue, and such sales are not included in our consolidated financial statements, this operating metric relates to our revenue because we receive approximately 7% and 2% of the sales by franchisees as royalty revenue and marketing fund revenue, respectively. We believe that this operating measure aids in understanding how we derive our royalty revenue and marketing fund revenue and is important in evaluating our performance. System-wide sales growth is driven by new studio openings and increases in same store sales. Management reviews system-wide sales weekly, which enables us to assess changes in our franchise revenue, overall studio performance, the health of our brands and the strength of our market position relative to competitors.

[2]

AUV is calculated by dividing sales during the applicable period for all studios contributing to AUV by the number of studios contributing to AUV. All traditional studio locations in North America are included in the AUV calculation, so long as they meet certain time since opening and sales criteria (as defined immediately below). In particular, AUV (LTM as of period end) and Quarterly AUV (run rate) are calculated as follows:

•

AUV (LTM as of period end) consists of the average sales for the trailing 12 calendar months for all traditional studio locations in North America that opened at least 13 calendar months ago as of the measurement date and that have generated positive sales for each of the last 13 calendar months as of the measurement date.

•

Quarterly AUV (run rate) consists of average quarterly sales for all traditional studio locations in North America that had opened at least six calendar months ago as of the beginning of the respective quarter, and that have non-zero sales in the respective quarter (including nominal or negative sales figures; the only figures excluded are exact $0 amounts in the quarter), multiplied by four.

We measure sales for AUV based solely upon monthly sales as derived through the designated point-of-sale system. AUV is impacted by changes in same store sales, studio openings, and studio closures. Management reviews AUV to assess studio economics.

[3]

Same store sales refer to period-over-period sales comparisons for the base of studios. We define the same store sales base to include monthly sales for any traditional studio location in North America. If the studio has generated at least 13 months of consecutive positive sales and opened at least 13 calendars months ago as of any month within the measurement period, the respective comparable months will be included. We measure same store sales based solely upon monthly sales as derived through the designated point-of-sale system. This measure highlights the performance of existing studios, while excluding the impact of new studio openings. Management reviews same store sales to assess the health of the franchised studios.

[4]

We define Adjusted EBITDA as EBITDA (net income/loss before interest, taxes, depreciation and amortization), adjusted for the impact of certain non-cash and other items that we do not consider in our evaluation of ongoing operating performance. These items include equity-based compensation and related employer payroll taxes, acquisition and transaction expenses (income) (including change in contingent consideration and transaction bonuses), litigation expenses (consisting of legal and related fees for specific proceedings that arise outside of the ordinary course of our business), fees for financial transactions, such as secondary public offering expenses for which we do not receive proceeds (including bonuses paid to executives related to completion of such transactions) and other contemplated corporate transactions, expense related to the remeasurement of our TRA obligation, expense related to loss on impairment or write down of goodwill and other assets, loss on brand divestitures and wind down (excluding impairments), executive transition costs (consisting of costs associated with the transition of our former CEO, such as professional services, legal fees, executive recruiting costs and other related costs), non-recurring rebranding expenses, and restructuring and related charges (excluding impairments) incurred in connection with our restructuring plan that we do not believe reflect our underlying business performance and affect comparability. EBITDA and Adjusted EBITDA are also frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe that Adjusted EBITDA, viewed in addition to, and not in lieu of, our reported GAAP results, provides useful information to investors regarding our performance and overall results of operations because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

Contacts

Addo Investor Relations

investor@xponential.com

(310) 829-5400

Source: Xponential Fitness, Inc.